                                                                EXHIBIT 5.1

                 [ROSENBERG & LIEBENTRITT, P.C. LETTERHEAD]


RUTH PINKHAM HARING

WRITER'S DIRECT DIAL NUMBER                          WRITER'S DIRECT FAX NUMBER

      312.466.3612                                          312.906.9293

                                 July 2, 1997



Board of Trustees
Equity Office Properties Trust
Two North Riverside Plaza, Suite 2200
Chicago, Illinois  60606


       Re:  Registration Statement on Form S-11
            (Registration No. 333-26629)
            -----------------------------------


Ladies and Gentlemen:

     We have served as Maryland counsel to Equity Office Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 28,750,000 common shares of beneficial interest (the "Shares"), $.01 par value per share, of the Company ("Common Shares") (including up to 3,750,000 Shares which may be issued pursuant to the exercise of an overallotment option granted by the Company to the Underwriters), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

     1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

     2. The Articles of Amendment and Restatement of Declaration of Trust of the Company (the "Declaration of Trust"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company, certified as of a recent date by an officer of the Company;

     4. Resolutions adopted by the Board of Trustees of the Company (the "Board") relating to the sale, issuance and registration of the Shares, certified as of a recent date by an officer of the Company (the "Resolutions");

Board of Trustees
Equity Office Properties Trust
July 2, 1997
Page 2



     5. The form of certificate representing a Common Share, certified as of a recent date by an officer of the Company;

     6. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

     7. A certificate executed by an officer of the Company, dated as of a recent date; and

     8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth herein are legal, valid and binding.

     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications or amendments to the Documents, by action or conduct of the parties or otherwise.

     5. The outstanding shares of beneficial interest of the Company have not been and will not be transferred in violation of any restriction or limitation contained in the Declaration of Trust. The Shares will not be transferred in violation of any restriction or limitation contained in the Declaration of Trust.

     6. As contemplated by the Resolutions, the Board or a duly authorized committee thereof will adopt resolutions including all information required by
Section 2-203 of the Maryland General Corporation Law prior to the issuance of the Shares.




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Board of Trustees
Equity Office Properties Trust
July 2, 1997
Page 3



     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. Upon the completion of all Corporate Proceedings relating to the Shares and the due execution, countersignature and delivery of certificates representing the Shares and assuming that that sum of (a) all Common Shares issued as of the date thereof, (b) any Common Shares issued between the date hereof and the date on which the Shares are actually issued (not including any of the Shares), and (c) the Shares will not exceed the total number of Common Shares that the Company is authorized to issue, the Shares are duly authorized with the Resolutions, will be validly issued, fully paid and nonassessable.

     We call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the foregoing opinions, we express no opinion with respect to any laws relevant to this opinion other than the laws and regulations identified herein. With respect to the opinions below that relate to the laws of the State of Maryland, with your consent, we rely solely on the opinion of Ballard Spahr Andrews and Ingersoll, a copy of which is attached hereto as Exhibit A.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not



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Board of Trustees
Equity Office Properties Trust
July 2, 1997
Page 4


admit that we are within the category of persons whose consent is required by
Section 7 of the 1933 Act.

                                        Very truly yours,

                                        Rosenberg & Liebentritt, P.C.

                                        By: Ruth Pinkham Haring
                                           ----------------------------------
                                           Vice President

                                                                EXHIBIT A


               [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]





                                  July 2, 1997


Board of Trustees
Equity Office Properties Trust
Two North Riverside Plaza, Suite 2200
Chicago, Illinois 60606

                 Re:      Registration Statement on Form S-11
                          (Registration No. 333-26629)


Ladies and Gentlemen:

                 We have served as Maryland counsel to Equity Office Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 28,750,000 common shares of beneficial interest (the "Shares"), $.01 par value per share, of the Company ("Common Shares") covered by the above-referenced Registration Statement (including up to 3,750,000 Shares which may be issued pursuant to the exercise of an over-allotment option granted by the Company to the Underwriters), and all amendments thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

                 In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

Equity Office Properties
July 2, 1997
Page 2




                 1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

                 2. The Articles of Amendment and Restatement of Declaration of Trust of the Company (the "Declaration of Trust"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

                 3. The Bylaws of the Company, certified as of a recent date by an officer of the Company;

                 4. Resolutions adopted by the Board of Trustees of the Company (the "Board") relating to the sale, issuance and registration of the Shares, certified as of a recent date by an officer of the Company (the "Resolutions");

                 5. The form of certificate evidencing a Common Share, certified as of a recent date by an officer of the Company;

                 6. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

                 7. A certificate executed by an officer of the Company, dated as of a recent date; and

                 8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

                 In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

                 1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

                 2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

Equity Office Properties
July 2, 1997
Page 3




                 3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

                 4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications or amendments to the Documents, by action or conduct of the parties or otherwise.

                 5. The outstanding shares of beneficial interest of the Company have not been and will not be transferred in violation of any restriction or limitation contained in the Declaration of Trust. The
Shares will not be transferred in violation of any restriction or limitation contained in the Declaration of Trust.

                 6. As contemplated by the Resolutions, the Board of Trustees or a duly authorized committee thereof will adopt resolutions including all information required by Section 2-203 of the Maryland General Corporation Law prior to the issuance of the Shares.

                 The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

                 Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

                 1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

Equity Office Properties
July 2, 1997
Page 4





                 2. Upon the due execution, countersignature and delivery of certificates representing the Shares and assuming that the sum of (a) all Common Shares issued as of the date hereof, (b) any Common Shares issued between the date hereof and the date on which the Shares are actually issued (not including any of the Shares), and (c) the Shares will not exceed the total number of Common Shares that the Company is authorized to issue, the Shares are duly authorized and, when and if delivered against payment therefor in accordance with the Resolutions, will be validly issued, fully paid and nonassessable.

                 We call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the foregoing opinions, we express no opinion with respect to any laws relevant to this opinion other than the laws and regulations identified herein. With respect to the opinions below that relate to the laws of the State of Maryland, with your consent, we rely solely on the opinion of Ballard Spahr Andrews & Ingersoll, a copy of which is attached hereto as Exhibit A.

                 We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                 This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                        Very truly yours,

                                        Ballard Spahr Andrews & Ingersoll